UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

LUX ENERGY CORP.

(Exact name of registrant as specified in charter)

Nevada	333-149000	98-0557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1950 – 777 8th Ave S.W. Calgary, Alberta, Canada	T2P 3R5
(Address of principal executive offices)	(Zip Code)

(780) 669-0936

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02.

Termination of a Material Definitive Agreement.

On June 4, 2009, the Board of Directors of Lux Energy Corp. (the “Company”) passed a resolution terminating the distribution agreement that was entered into on November 17, 2007 with PC Dulevo Porcelain (the “Distribution Agreement”).  The Distribution Agreement provided that PC Dulevo Porcelain would manufacture and supply various types of porcelain products for us.  The Board has decided to terminate the Distribution Agreement due to current market research conducted by the Company, the results of which concluded that our current business plan would not result in profitable operations.

Item 8.01.  Other Events.

On June 4, 2009, the Board of Directors of the Company passed a resolution to abandon the Company’s current business plan of marketing Russian porcelain products to North America.  The Board has decided instead to actively seek acquiring interests in producing and exploration stage oil wells, focusing its search in North America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUX ENERGY CORP.

Date: June 5, 2009	By:	/s/ Shane Broesky
Shane Broesky, President

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